UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2012

Firefish, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156637	26-2515882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
12707 High Bluff, Suite 200, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (917) 310-4718
___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [  ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [  ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [  ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Matters Related to Corporate Governance and Management

Item 5.03     Amendments to Articles of Incorporation or Bylaws

On April 5, 2012, our Board of Directors caused the corporation to amend the Articles of Incorporation pursuant to Nevada Revised Statues 78.207 to increase the number of authorized shares of our common stock, par value $.001, from 100,000,000 to 1,000,000,000 shares. Correspondingly, our Board of Directors affirmed a forward split of ten (10) to one (1) in which each shareholder will be issued ten (10) shares in exchange for every one (1) common share of their currently issued common stock.

A record date of April 18, 2012 was established in order to provide FINRA ten days notice pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934 as amended. All shareholders of this record date will receive ten (10) shares of our common stock in exchange for every one (1) common share of their currently issued common stock. These share certificates will be issued upon surrender.

On April 5, 2012 we filed a Certificate of Change pursuant to NRS 89.209 in connection with the transaction with the Nevada Secretary of State for the increase in authorized shares and forward split. Under the Nevada Revised Statutes, shareholder approval was not required.

A copy of the Amended Articles of Incorporation are attached hereto as Exhibit 3.1.

In connection with this corporate action, as of the open of business on April 19, 2012 the Company has the following new CUSIP.  The trading symbol is unchanged but has a "D" added to it for the 30 days following the forward split.

New CUSIP Number:   31816P 202

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

3.1            Amendment to the Articles of  Incorporation of the registrant dated  April 5, 2010 and effective April 18, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Firefish, Inc.

/s/ Harshawardhan Shetty
Harshawardhan Shetty
President and Chief Executive Officer

Date:         April 5, 2012